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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

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                                   FORM 8-K


                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

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        Date of Report (Date of Earliest Event Reported): June 2, 1997
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                                 SEITEL, INC.
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            (Exact Name of Registrant as Specified in Its Charter)



                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

                                   1-10165
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                           (Commission File Number)

                                  76-0025431
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                     (IRS Employer Identification Number)



                             50 Briar Hollow Lane
                           West Building, 7th Floor
                             Houston, Texas 77027
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         (Address, including zip code, of principal executive office)


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      Registrant's Telephone Number, Including Area Code: (713) 627-1990
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ITEM 5.  OTHER EVENTS

Seitel, Inc. ("Seitel") (NYSE:SEI) announced today that its wholly-owned subsidiary, Eagle Geophysical, Inc. ("Eagle"), has filed a Registration Statement with the Securities and Exchange Commission on Form S-1 regarding the sale by Eagle and Seitel of approximately 73.5% of Eagle's common stock in an initial public offering.

Approximately 5,880,000 shares of Eagle will be offered for sale, including 4,000,000 shares to be offered by Eagle and 1,880,000 shares to be offered by Seitel (excluding shares subject to underwriters' over-allotment options).

Upon consummation of the offering, Seitel will continue to own approximately 19% of the outstanding common stock of Eagle (about 16.5% if underwriters' over-allotment options are exercised in full).

Eagle intends to use its net proceeds from the offering to reduce its debt, including approximately $17 million currently on Seitel's consolidated balance sheet, and to fund planned capital expenditures. Seitel intends to use its net proceeds from the offering for general corporate purposes and working capital.

Eagle, based here in Houston, will combine the onshore seismic data acquisition business formerly conducted by Seitel Geophysical, Inc. ("SGI"), a wholly-owned subsidiary of Seitel that operates primarily in the U.S. Gulf Coast region, and the offshore seismic data acquisition business conducted by Energy Research International, a Cayman Islands corporation ("ERI"), and its operating subsidiaries (including Horizon Exploration Limited, an English corporation) that operate primarily in the Gulf of Mexico and the North Sea.

Eagle currently owns 19% of the outstanding shares of ERI, and contemporaneously with the consummation of the offering, will acquire the remaining 81% of ERI's outstanding shares in exchange for the issuance by Eagle of 600,000 shares of Eagle common stock to the other current ERI shareholders.

Seitel indicated that this offering is the result of Eagle's operations having developed into a distinctly separate business, with diverging capital needs and a different investment profile, from Seitel's primary operations. The offering and related transactions are designed to allow Eagle and Seitel to more efficiently develop their distinct resource bases and pursue business opportunities.

Seitel believes that the reduction in Eagle's contribution to Seitel's revenues and earnings as a result of the offering should be more than offset by redeployment of its portion of the net proceeds of the offering to its higher margin seismic data library and petroleum exploration and production businesses.


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William L. Lurie, a director of Seitel since 1995, has been elected Chairman of the Board of Eagle, and will retire from the Seitel board upon consummation of the offering. Jay N. Silverman, President of SGI since 1993 and President of Eagle Geophysical Onshore, Inc., Eagle's onshore crew operations subsidiary, since its formation in December 1996, has been named President and Chief Executive Officer of Eagle. Paul A. Frame, President and Chief Executive Officer of Seitel, has been elected as a Director and Chairman of the Executive Committee of Eagle Geophysical, Inc.

Prudential Securities Incorporated is lead underwriter of the offering, and Simmons & Company International is the co-managing underwriter.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Persons wishing to obtain a copy of the prospectus relating to this offering should contact: Prudential Securities Incorporated, 111 Eighth Avenue, New York, New York 10011, (212) 776-8190.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SEITEL, INC.


Date: June 2, 1997                      By: /s/ Paul A. Frame
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                                            Paul A. Frame, President and
                                            Chief Executive Officer